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                                                                Exhibit 10.16


THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS WARRANT (AND ANY SECURITIES ISSUABLE UPON EXERCISE THEREOF) MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS WARRANT AND SUCH SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 8 OF THE SECURITIES PURCHASE AGREEMENT DATED AUGUST 15, 1995, BETWEEN CARDMEMBER PUBLISHING CORPORATION AND THE INVESTORS LISTED THEREIN. NO TRANSFER OF THIS WARRANT OR SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.


               CARDMEMBER PUBLISHING CORPORATION      _______ SHARES

                 FORM OF STOCK SUBSCRIPTION         AUGUST 15, 1995
                          WARRANT


         THIS CERTIFIES that, for valuable consideration,              (the
"Holder"), or its registered assigns, is entitled to subscribe for and purchase from CARDMEMBER PUBLISHING CORPORATION, a Delaware corporation (the "Corporation"), on the terms and subject to the conditions hereof:

         (a) 177 shares of Class A Common Stock; par value $.01 per share (the "Warrant Shares") of the Corporation;

         (b) at the price (the "Warrant price") of $.01 per share;

         (c) at any time or from time to time during the period (the "Exercise Period") commencing with the date of issuance of this Warrant and ending with the fifth anniversary of the date of issuance. The number of Warrant Shares and the Warrant Price are subject to adjustment, and the number of Warrant Shares is subject to reduction, as provided in this Warrant.

         This Warrant is issued pursuant to, and is subject to the terms and conditions of, that certain Securities Purchase Agreement dated August 15, 1995 (the "Securities Purchase Agreement"), among the Corporation, the original Holder and the holders of the other warrants to purchase shares of Class A Common Stock (the "Other Warrants") issued by the Corporation pursuant to the Securities Purchase Agreement. This Warrant and the Other Warrants are sometimes collectively referred to herein as the "Warrants".

         SECTION 1. EXERCISE OF WARRANT. (a) The rights represented by this Warrant may be exercised (a "Warrant Exercise") by the Holder, in whole at any time or in part from time to time during the Exercise Period, but not as to any fractional share of Class A Common Stock, by the surrender of this Warrant, accompanied by a properly completed and executed Notice of Exercise in the form attached, at the executive offices
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of the Corporation, or at such other agency or office of the Corporation in the
United States of America as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation.

         (b) The closing of any Warrant Exercise shall take place at the offices of the Corporation on the date specified in the Notice of Exercise (the "Exercise Date"), which shall be within five days after the delivery of such Notice. At such closing, (i) the Corporation shall issue and deliver to the Holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Warrant Exercise, registered in the name of the Holder or such designee, and if such Warrant Exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the Holder, of like tenor to this Warrant for the number of remaining Warrant Shares, and (ii) the Holder shall deliver to the Corporation the aggregate Warrant Price.

         SECTION 2. RECORD DATE. The person in whose name any certificate for shares of Class A Common Stock is issued upon any Warrant Exercise or Warrant Exchange shall for all purposes be deemed to have become the holder of record of such shares on the date of such issuance pursuant to Section 1(b).

         SECTION 3. RESERVATION OF COMMON STOCK. (a) The Corporation has duly reserved, and shall at all times duly reserve, a sufficient number of shares of authorized Class A Common Stock for issuance upon exercise or exchange of this Warrant. Upon issuance, sale and delivery of any Warrant Shares, such Warrant Shares shall be validly issued and outstanding, fully paid and nonassessable, and shall not be subject to preemptive or any similar rights of any person or entity. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary to assure that the stated or par value per share of Class A Common Stock is at all times equal to or less than the Warrant Price then in effect.

         (b) The Corporation has duly reserved, and shall at all times duly reserve, a sufficient number of shares of authorized Class B Common Stock, $.01 par value (the "Class B Common Stock"), for issuance upon conversion of Warrant Shares. The Class A Common Stock and the Class B Common Stock are referred to as the "Common Stock."

         SECTION 4. ADJUSTMENT OF WARRANT PRICE. (a) If, at any time during the Exercise Period, the number of outstanding shares of Class A Common Stock is (i) increased by a stock dividend payable in shares of Class A Common Stock or by a subdivision or split-up of shares of Class A Common Stock, or (ii) decreased by a combination of shares of Class A Common Stock, then, following the record date fixed for the determination of holders of Class A Common Stock entitled to receive the benefits of such stock dividend, subdivision, split up, or combination, the Warrant Price shall be adjusted to a new amount equal to the product of (A) the Warrant Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares


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of Class A Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)) by (y) the number of shares of Class A Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

         (b) If, at any time during the Exercise Period, the Corporation shall issue or be deemed to have issued (as provided below) shares of Common Stock other than Excluded Stock (as defined below) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to such issuance or deemed issuance, then such Warrant Price shall be lowered to a price equal to the quotient obtained by dividing (i) an amount equal to the sum of (A) the product of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance and (y) the then existing Warrant price, and (B) the total consideration received or deemed received by the Corporation upon such issuance or deemed issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or deemed issuance. For the purposes of any adjustment of the Warrant Price pursuant to this paragraph, the following provisions shall be applicable:

         (i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance.

         (ii) In the case of the issuance of Common Stock for no consideration, the consideration shall be deemed to be $.01 per share.

         (iii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation, irrespective of any accounting treatment.

         (iv) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

         (A) The shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (i) through (iii) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.


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         (B) The shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversions or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses (i) through (iii) above).

         (C) Upon any change in the exercise price or number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities (including any such change resulting from the termination of any such options, rights, or securities), other than a change resulting from the antidilution provisions thereof, the Warrant Price shall be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change.

         (D) No further adjustments of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such convertible or exchangeable securities, upon exercise of such options or rights, or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible or exchangeable securities.

         (v) "Excluded Stock" means (1) the shares of Class A Common Stock and the shares of Class B Common Stock, $.01 par value, of the Corporation issued upon the conversion or exercise of the securities listed on Schedule 4.6 to the Securities Purchase Agreement dated as of July 31, 1995 (the "Securities Purchase Agreement"), among the Corporation and the investors listed therein;
(2) those stock subscription warrants with voting rights for the purchase of Class A Common Stock of the corporation dated as of August 3, 1995, and issued to Sprout Growth II, L.P. and DLJ Capital Corporation as such warrants may from time to time be amended in accordance with their terms; (3) (i) those certain warrants for the purchase of Class A Common Stock dated March 30, 1994 and issued pursuant to the Securities Purchase Agreement, (ii) those certain warrants for the purchase of Class A Common Stock dated September 9, 1994, and issued to Brown Brothers Harriman & Co. and (iii) those certain warrants for the purchase of a minimum of 6,094 shares and up to 10,000 shares of Class A Common Stock as contemplated by the Securities Purchase Agreement dated as of July 31, 1995, in each case as such warrants may from time to time be amended in accordance with their terms; and (4) shares of any class of capital stock issued, on a pro rata basis to all holders of such class as a stock dividend or upon any stock split or other subdivision of shares of capital stock.


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         (c) All calculations under this Section shall be made to the nearest one hundredths (1/100) of a cent.

         (d) Whenever the Warrant Price shall be adjusted as provided above, the Corporation shall deliver to the Holder a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment.

         SECTION 5. ADJUSTMENT OF WARRANT SHARES. (a) Upon each adjustment of the Warrant Price as provided in Section 5, the Holder shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by
(B) the new Warrant Price resulting from such adjustment. No fractional shares of Class A Common Stock shall be issued upon exercise of this Warrant. Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon exercise of this Warrant, the Holder may deduct from the aggregate Warrant Price an amount equal to the product of (i) the fair market value of one share of Class A Common Stock as determined in good faith by the Holder and (ii) such fractional interest.

         (b) Following any Organic Change (as defined in the Certificate of Incorporation of the Company) during the Exercise Period, this Warrant shall represent the right to subscribe for and purchase the kind and number of shares of capital stock or other securities or property which the Holder would have owned or have been entitled to receive with respect to each Warrant Share had this Warrant been exercised immediately prior to such Organic Change. The foregoing provision shall similarly apply to successive Organic Changes.

         SECTION 6. DISSOLUTION PROVISIONS AND NOTICE. In case any voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall at any time be proposed, the Corporation shall give at least twenty (20) days prior written notice thereof to the Holder stating the date on which such event is to take place and the date (which shall be at least twenty (20) days after the giving of such notice) as of which the holders of shares of Class A Common of record shall be entitled to exchange their shares of Class A Common for securities or other property deliverable upon such dissolution, liquidation or winding up (on which date, in the event such dissolution, liquidation or winding up shall actually take place, this Warrant and all rights with respect hereto shall terminate). Notices pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder appearing in the records of the Corporation.

         For the purposes of this paragraph 6, the merger or consolidation of the Corporation into or with another entity or entities in which the Corporation shall not


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survive, or the sale or transfer of all or substantially all the assets of the
Corporation, or a merger in which the Corporation is the survivor but its Common Stock is exchanged for stock, securities or property of another entity, or a merger in which the Corporation is the survivor -but the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors immediately prior to the merger do not continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors immediately after the merger, shall be deemed to be a liquidation, dissolution and winding up of the Corporation.

         SECTION 7. TITLE. This Warrant is issued subject to the condition, and every Holder of this Warrant by accepting the same agrees with every subsequent Holder of this Warrant and with the Corporation, that title to this Warrant and all rights hereunder shall be transferable by delivery of this Warrant duly endorsed, subject to paragraph 10 below, and the Corporation and all persons dealing with this Warrant may treat the registered Holder of this Warrant, or when this Warrant is presented duly endorsed in blank or endorsed to a specified person, the Corporation and all persons dealing with this Warrant may treat that holder or person, as the Holder hereof for all purposes, any notice to the contrary notwithstanding.

         SECTION 8. COVENANTS. The above provisions are subject to the following:

         This Warrant and the shares of Class A Common purchasable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"). This Warrant has been issued for investment purposes only and is not intended to be distributed or resold, and the Holder of this Warrant may not pledge, hypothecate, grant a security interest in or otherwise transfer this Warrant or any shares of Class A Common purchased upon the exercise of this Warrant without an effective registration statement for such Warrant or such shares of Class A Common or an opinion of counsel for the Corporation that registration of this warrant or such shares of Class A Common is not required under the Act. Any shares of Class A Common issued upon the exercise of this warrant shall bear the following legend:

            The securities represented by this certificate were originally issued August 15, 1995 and have not been registered under the securities Act of 1933, as amended, or under any state securities law. The transfer of the securities represented by this certificate subject to certain rights of first offer, restrictions on transfer, voting agreements and other conditions specified in the Amended and Restated Stockholders' Agreement dated as of December 28, 1990, as amended from time to time, among the issuer (the "Company") and certain investors of the Company, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of


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            such conditions shall be forwarded by the Company to the holder upon written request and without charge.

         SECTION 9. ABSOLUTE OWNERSHIP. The Corporation may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         SECTION 10. INVESTMENT LETTER. Upon exercise of this Warrant, as a condition precedent to the Corporation's obligation to issue shares pursuant hereto, the Holder of this Warrant shall execute an investment letter reasonably satisfactory to counsel for the Corporation and deliver such investment letter to the Corporation.

         SECTION 11. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 12. AMENDMENTS. The provisions of this Warrant and the other Warrants may be amended, and the Corporation may take any action herein prohibited or omit to perform any act herein required to be performed by the corporation, only if the corporation has obtained the written consent of the holders of Warrants representing at least sixty-six and two-thirds percent (66-2/3%) of the number of. shares of Class A Common purchasable upon the exercise of the outstanding Warrants.

         SECTION 13. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         SECTION 14. ALTERNATIVE METHOD OF PAYMENT OF WARRANT PRICE. Upon the Holder's exercise of this Warrant to purchase shares of Class A Common Stock, in addition to payment of the Warrant Price by certified or cashiers check as set forth in this Warrant, the Holder shall have the right to pay the Warrant Price by surrendering to the Corporation (a) a Note or Notes having an outstanding principal amount and accrued and unpaid interest equal to such Warrant Price,
(b) Preferred Stock of the Corporation having a liquidation value and accrued and unpaid dividends equal to such Warrant Price, or (c) other securities of the Company (including, without limitation, shares of Class A Common Stock issuable upon exercise of this Warrant or shares of Class B Common Stock into which such Class A Common Stock is convertible, or a net exercise of this Warrant) having a Fair Market Value equal to such Warrant Price; provided, however, that the maximum number of shares of Class A Common Stock so purchased shall not exceed the number of shares of Class A Common Stock purchasable hereunder. In the event the Holder wishes to effect a net exercise of the Warrant, the Corporation shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) (X) that number of shares of Common Stock


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equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Exercise Date, which value shall be determined by subtracting (A) the aggregate Warrant Price of the particular number of Warrant Shares being exercised (the "Converted Warrant Shares") immediately prior to the exercise of the Warrant from (B) the aggregate Fair Market Value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Exercise Date by (Y) the Fair Market Value of one share of Common Stock on the Exercise Date.

     Expressed as a formula, such conversion shall be computed as follows:

      X = B-A
          ---
           Y

Where:    X = the number of shares of Common Stock to be issued to holder

          Y = the Fair Market Value (FMV) of one share of Common Stock

          A = the aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant price)

          B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)

         No fractional shares shall be issuable upon a net exercise of this Warrant, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Exercise Date.

         For purposes of this Warrant, the term "Fair Market Value" shall mean the price at which a willing seller would sell and a willing purchaser would purchase in an arm's-length transaction, neither being under any compulsion to sell or purchase. Fair Market Value shall be determined jointly by the Company and the holders of Warrants representing a majority of the Class A Common Stock purchasable upon exercise of all outstanding Warrants (the "Majority Holders"); provided that if such parties are unable to reach agreement within a reasonable period of time, such Fair Market Value shall be determined by an appraiser jointly selected by the Company and the Majority Holders, which determination will be final and binding on the Company and all holders of Warrants. The fees and expenses of such appraiser will be paid by the Company.

                                    * * * * *


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IN WITNESS WHEREOF, the undersigned has executed this Warrant on the date first above written.

                                      CARDMEMBER PUBLISHING CORPORATION



                                      By:
                                         ---------------------------------------
                                         Gary Johnson
                                         Its President



ATTEST:



- ------------------------------
Steven H. Levenherz
Assistant Secretary



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